UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 8, 2023

Date of Report (Date of earliest event reported)

CARDIO DIAGNOSTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41097	87-0925574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 North Aberdeen Street, Suite 900, Chicago, IL	60642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (631) 796-5412

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	CDIO	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half of one share of common stock	CDIOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission by Cardio Diagnostics Holdings, Inc. on March 13, 2023 (the “Original 8-K”).

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with YA II PN, Ltd. (“Yorkville”), a fund managed by Yorkville Advisors Global, LP, headquartered in Mountainside, New Jersey. Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell to Yorkville convertible debentures (the “Convertible Debentures”) in the principal amount of up to $11.2 million, which are convertible into shares of the Company’s Common Stock, $0.00001 par value (as converted, the “Conversion Shares”) on the terms and subject to the conditions set forth therein. As previously reported, on March 8, 2023, upon signing the Securities Purchase Agreement, the Company issued and sold to Yorkville a Convertible Debenture in the principal amount of $5.0 million for a purchase price of $4.5 million (the “First Convertible Debenture”). Pursuant to the Securities Purchase Agreement, the parties further agreed that the Company will issue and sell to Yorkville, and Yorkville will purchase from the Company, a second Convertible Debenture in the principal amount of $6.2 million for a purchase price of $5.58 million upon satisfaction or waiver of certain specified conditions (the “Second Closing”).

The Amendment

By letter agreement dated June 2, 2023 (the “Amendment”), the Company and Yorkville mutually agreed that the date of the Second Closing will be September 15, 2023 (or such other date that is mutually agreed upon by the Company and Yorkville), provided that as of such date, the conditions to the Second Closing as set forth in Sections 6 and 7 of the Securities Purchase Agreement have been satisfied or waived. Attached to the Amendment is the form of Closing Statement, the form of Convertible Debenture for the Second Closing and the Compliance Certificate, the executed versions of which will be delivered by the Company to Yorkville at the Second Closing.

Except as set forth above, this Amendment does not modify or update the disclosures presented in, or exhibits to, the Original Filing in any way. The disclosures presented therein, as modified by the Amendment, are hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.03 of the Original 8-K and Item 1.01 of this Amendment are hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 3.02 of the Original 8-K and Item 1.01 of this Amendment are hereby incorporated by reference into this Item 3.02 in its entirety.

Item 9.01	Financial Statements and Exhibits.
Exhibit	Description

10.1*	Letter Agreement dated June 2, 2023 amending the Securities Purchase Agreement dated March 8, 2023 (which agreement was previously filed as Exhibit 10.1 to the Original 8-K on March 13, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2023	CARDIO DIAGNOSTICS HOLDINGS INC.

	By:	/s/ Elisa Luqman
Elisa Luqman Chief Financial Officer